UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2007 (August 3, 2007)

Superior Uniform Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	001-05869	11-1385670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida	33772
(Address of Principal Executive Offices)	(Zip Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (727) 397-9611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 3, 2007, the Company was notified that Mr. Arthur Wiener, a Director of the Company, passed away. Effective August 3, 2007, Mr. Peter Benstock stepped down as a director to allow the Company to continue to have a majority of independent directors as required by the rules of the American Stock Exchange. Mr. Benstock’s departure from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(a) – (b) Financial Statements of Business Acquired and Pro Forma Financial Information. Not Applicable

(c) Exhibits. Not Applicable

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUPERIOR UNIFORM GROUP, INC.

By:	/s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr.
Senior Vice President, Chief Financial Officer and Treasurer

Dated: August 3, 2007

3